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                                                                    Exhibit 21.1


                   Subsidiaries of First National Corporation
                   ------------------------------------------


           Name of Subsidiary                         State of Organization
           ------------------                         ----------------------
 First Bank, Inc.                                            Virginia

        - First Bank Financial Services, Inc.                Virginia